EXHIBIT 10.1
LOAN AGREEMENT (Unsecured)
(Paycheck Protection Program)

Document Date: April 9, 2020

Customer (Exact Legal Name):	ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
Address:	265 TURNER DR
City/State/Zip Code:	DURANGO, COLORADO 81303
Phone: (970) 259-0554	Fax: (970) 382-7368	Email:

1)

1st Source Bank (“Bank”) has agreed to lend money to the individual or entity identified above as the “Customer”, and may agree to lend additional money to Customer from time-to-time. The principal amount, the interest rate, payment amount, payment due dates, the maturity date and other particulars for each loan shall be set forth in a promissory note, addendum, schedule or other separate document containing such terms (each a “Note”). Customer will make payments when due and payable without offset, defense or counterclaim. All payments will be given tentative credit when received by Bank in Indiana and posted to Customer’s account in accordance with standard Bank practices, subject to final collection. All final payments shall be made in immediately available collected funds unless Bank agrees otherwise. All payments shall be applied first to interest, then to principal unless otherwise provided in this Agreement. Interest shall accrue based on a 360- day year and the days actually elapsed.

2)	Customer represents and warrants that:

(a)	Customer is a corporation organized and in good standing under the laws of COLORADO, and in good standing in all jurisdictions where qualification is necessary;

(b)	if applicable, the execution and delivery hereof, and all other agreements or writings by and between Customer and Bank have been duly authorized by appropriate action of Customer’s governing body;

(c)	none of the terms of this Agreement or any other agreements between Customer and Bank are in violation of any agreements Customer may have with any third party;

(d)

all financial statements, credit applications, and other information Customer has provided to Bank are truthful and accurate, and all financial statements and other information Customer delivers or provides to Bank in the future also will be truthful and accurate; and

(e)	since the date of the most recent financial statements delivered to Bank, there has been no material adverse change in Customer’s financial condition or prospects.

3)	Customer will, at its own cost and expense as applicable:

(a)

deliver to Bank from time-to-time its financial statements, in the same form and type as submitted with Customer’s loan request. Customer will deliver its full-year annual financial statements each year as soon as available, but in any event not later than one hundred twenty (120) days after the close of each of its fiscal years, together with the opinion or other report of the accountant(s) (if any) retained to compile, review or audit the financial statements. Bank may specify a different form, type or frequency in any addendum, schedule or other separate document that, by its terms, is made a part hereof, or as Bank may reasonably request in any written notice delivered by Bank to Customer;

(b)	maintain its depository accounts with Bank;

(c)	promptly advise Bank if Customer’s current principals no longer control or operate the business of Customer;

(d)	promptly advise Bank of the entry of any judgment against Customer;

(e)

promptly deliver to Bank such other information and documents regarding the loans and the business affairs, operations, financial condition or other properties of Customer as Bank may reasonably request from time-to-time;

(f)

permit Bank, at all times during business hours, to inspect, audit, check, and make copies of or extracts from, Customer’s books, records, correspondence and other data relating to Customer’s financial condition; and

(g)	advise Bank within thirty (30) days of any change of Customer’s name, location of principal office or residence or form of business entity.

4)	Customer will not:

(a)	enter into any consolidation or merger with, or otherwise acquire all or substantially all of the assets of, any person, or create, purchase or acquire any subsidiary; or

(b)	allow to occur any material change in the nature of Customer’s business as carried on as of the date of this Agreement or in the financial condition or prospects of Customer, which change would have a material adverse effect on Bank’s position;

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(c)	sell, transfer, or lease assets to any person other than in the ordinary course of Customer’s business or as expressly allowed by Bank;

(d)	make any loans or cash advances to, or any investment in, any person, except for advances made in the ordinary course of Customer’s business.

5)	Other monetary obligations of Customer hereunder include the following:

(a)

if Customer is ten (10) days late in making a payment, then Customer shall pay a delinquency charge equal to five percent (5%) of the amount of the late payment (both principal and interest), and Bank shall assess such delinquency charge on the tenth (10th) calendar day after the payment due date. After a default as defined below has continued for 30 days and as long as the default continues, Bank may by notice of default charge interest at the rate set forth in the applicable Note plus three percent (3%) per annum (the “Default Rate”). If imposed, the Default Rate shall apply retroactively to the date the default began.

(b)

Customer also shall pay to Bank, or if requested by Bank, directly to the applicable vendor or other third party, any fees, costs, expenses, penalties or interest incurred by Bank in connection with this Agreement or any Note, including without limitation, fees, costs or expense of: (i) filing, registering or recording this Agreement and Bank’s interests under this Agreement, or any official filings or registrations, (ii) any transfer or stamp taxes, (iii) inspection, appraisal or monitoring of the Customer’s financial condition as Bank may conduct for itself or obtain from a third party in its discretion, (iv) exercising its rights herein or under applicable law to protect its interests by performing obligations of Customer in the event Customer fails to timely perform same, and (v) all attorneys’ and other professionals retained by Bank in connection with any of the foregoing, or any exercise of other remedies upon occurrence of a default, whether such fees, costs or expenses are incurred before or after commencement of any bankruptcy case or other insolvency proceeding. All of the foregoing fees, costs or expenses thus incurred or expended by Bank, and any other monies paid by Bank to collect Customer’s obligations under any Note or protect its interests shall, at Bank’s option, for each instance of fees, cost or expense so incurred or paid by Bank, either be added to the balance of the applicable Note or if more than one Note, then pro-rated among the Notes, and be subject to all of the provisions of this Agreement, or be paid immediately by Customer upon demand by Bank, with interest accruing on the amount so demanded at the Default Rate.

6)	Customer will be in default if any one or more of the following events takes place:

(a)

Customer fails to make any payment when due under (i) this Agreement, (ii) any Note, (iii) any addendum, schedule or other separate document delivered by Customer or Bank that relates to this Agreement, or (iv) under any other agreement between Customer and Bank;

(b)

Customer fails to make payment when due or otherwise fails to perform under any agreement for borrowed money, or any obligation of Customer for borrowed money is declared due and payable before its original maturity date;

(c)

Customer or any guarantor fails to perform any obligation under this Agreement, any guaranty or any other agreement with Bank, provided, however, that, to the extent any such obligation, other than a payment or insurance obligation, can still be performed, such failure continues for more than ten (10) business days after delivery by Bank of a written demand to perform;

(d)

any representation or warranty made by Customer in this Agreement is false in any material respect when made, or subsequently becomes no longer true (except for representations and warranties that become untrue solely due to the passage of time);

(e)

Customer, or any guarantor of Customer’s obligations to Bank, dies, dissolves, merges with another entity, suspends or terminates his/her/ its usual business, is unable to pay his/her/its debts as they become due, makes an assignment for the benefit of creditors, applies to any court for the appointment of a trustee or a receiver of all or a substantial part of his/her/its assets or commences any proceeding under any bankruptcy, receivership, insolvency, dissolution or liquidation law of any jurisdiction, or any other individual or entity commences such proceedings against Customer or any such guarantor and Customer or such guarantor acquiescence thereto, or denies liability to Bank or seeks to terminate any agreement with Bank;

(f)

Bank, in good faith, believes that the prospect of payment and performance hereunder has substantially diminished or that there is a material adverse change in the financial condition or operations of Customer or any guarantor; or

(g)	Customer’s principals as of the inception of this Agreement no longer control or operate the business of Customer.

7)

Upon the occurrence of any of the foregoing events of default and at any time thereafter that any event of default is continuing, Bank may do any or all of the following, cumulatively: (i) declare all or any part of the remaining unpaid indebtedness of Customer to Bank to be immediately due and payable, together with all unpaid interest and any other accrued and unpaid monetary obligations of Customer hereunder; (ii) exercise all rights and remedies provided in this Agreement, under the Uniform Commercial Code as in effect in all pertinent jurisdictions and under any other applicable law, treaty or convention, including without limitation the right to setoff any property of Customer in the possession or control of Bank.

Customer’s obligation to repay each Note and all other obligations of Customer hereunder are independent of the obligation of any other individual or entity that has signed this Agreement or other documents as a Customer or a guarantor (“Signer(s)”). It is not necessary for Bank to exercise its rights and remedies in respect of any collateral that may secure this Agreement before collecting from a Signer. Bank may extend the time for payment of any installment, reduce the size of monthly payments, release collateral, release one or more Signers from their obligations, waive any right Bank might have against any Signer, extend, renew or agree to alter this Agreement, all without releasing other Signers from their obligations under this Agreement or any guaranty agreement. Any delay by Bank in exercising any rights or remedies hereunder or under any other instrument executed and delivered by Customer to Bank in connection herewith shall not operate as a waiver thereof and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. Bank’s acceptance of late or partial payments, or waiver of any default, shall not establish a custom or course of conduct and the waiver by Bank of any default shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived.

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8)

If any part of this Agreement is determined to be contrary to any law or otherwise defective, then the other provisions of this Agreement shall not be affected thereby, but shall continue in full force and effect. If the effective interest rate, late charges, fees or expenses in connection with any indebtedness hereunder exceeds the maximum lawful amount, then the amount of such item shall be reduced to the maximum lawful amount, and the amount of any excess amount shall be applied to principal, and returned to Customer to the extent the indebtedness has been or is thereby paid in full. This application or refund process shall be Customer’s sole remedy for excessive charges.

9)

No transfer, renewal, extension or assignment of any loan or Note or this Agreement or any interest hereunder or thereunder, or loss, damage, or destruction of any collateral shall release Customer from Customer’s obligations hereunder. Customer hereby waives presentment, demand, protest, notice of protest, notice of non-payment or dishonor, notice of sale of any collateral or any part thereof and all benefit of valuation, appraisement, and all exemption laws now in force or hereafter passed, including stay of execution and condemnation.

10)

This Agreement (which includes each Note and all addenda, schedules or other separate documents that, by their terms, are made a part hereof) constitutes the entire agreement between Customer and Bank. Bank may by written notice to Customer correct any technical error or complete any blank space necessary to cause this Agreement to be accurate and effective. Except to the extent stated in the previous sentence or provided otherwise herein, this Agreement can be modified or amended only by a written document signed by both Customer and Bank. Bank may assign this Agreement at any time. Customer may not assign its rights or delegate its duties under this Agreement without the express prior written consent of Bank.

11)

With respect to any disputes between the parties, any proceeding by Bank against Customer may be brought by Bank in a court of competent jurisdiction located in the County of St. Joseph, State of Indiana (which court shall have jurisdiction to hear such matters) and Customer hereby irrevocably consents and submits itself to jurisdiction in any such court. Customer consents to service of process by first-class mail or messenger directed to Customer at Customer’s address set forth above. Nothing herein affects or limits the rights of Bank to serve legal process in any other manner permitted by law or the rights of Bank to bring any action or proceeding against Customer or its property in courts of any other jurisdiction. Customer waives any bond or surety or security upon such bond or surety that might, but for this waiver, be required of Bank. Due to the complexity, high cost and time involved in commercial litigation before a jury, Customer and Bank each knowingly, voluntarily, irrevocably, and after the opportunity to consult with respective counsel, without coercion, waives any and all rights to trial by jury of any disputes between them and further waives any right to consolidate, by counterclaim or otherwise, any action or proceeding concerning any dispute between them with any other action or proceeding in which there is a trial by jury or in which a jury trial cannot be or has not been waived. Nothing herein shall affect Bank’s right before, during or after commencing proceedings for court enforcement of its rights hereunder to exercise self-help remedies, such as repossession or set-off under the Uniform Commercial Code or other applicable law, convention or treaty, including Bank’s right to bring an action in any court of competent jurisdiction for the purpose of enforcing any self- help remedies. This Agreement, together with each Note, shall be governed in all respects by the laws of the State of Indiana (without regard to conflict of law principles).

12)

Any notice or other communication given under this Agreement must be in writing and be delivered to the recipient party. Notices to Customer shall be delivered personally, sent via fax, or mailed (by regular first class mail, or certified or registered mail, or by recognized overnight courier), postage prepaid to Customer at its address or fax number shown at the beginning of this Agreement. Notices to Bank shall be delivered personally or mailed (by regular first class mail, or certified or registered mail, or by recognized overnight courier), postage prepaid to Bank’s address for notices: P. O. Box 783, South Bend, IN 46624 for mail, 100 North Michigan Street, South Bend, IN 46601 for overnight courier, in either case to the attention of Credit Notice Desk. The parties may give notice to designate a different address for notices to the party.

13)

In addition to notices or other formal communications given under this Agreement, Customer authorizes Bank to send communications to it via fax or regular email from time to time. Although email generally is an efficient and effective means of communicating, it is not a secure means of communication. Customer acknowledges that there is risk of improper interception of sensitive, confidential or proprietary information when that information is transmitted via regular email. To mitigate such risk, Bank offers to encrypt information it sends to Customer via email or to communicate such information by secure fax or overnight delivery. Because these more secure means of transmitting information are not as convenient as regular email, Customer prefers to accept those risks rather than pursue less convenient means of communication. Accordingly, Customer (i) acknowledges its acceptance of the risks associated with regular email transmission of confidential information, and (ii) releases Bank from any claim for losses or damages as a consequence of improper interception of confidential information while in route to or from Customer via regular email.

14)

A fax or other electronic reproduction of this page or any other Note, document, schedule, exhibit or attachment to this Agreement executed in connection with this Agreement with the signature of either party to this Agreement shall be as effective and valid as if such page bore the original signature of such party. This Agreement may be executed and delivered in counterparts and via fax or other electronic means. Customer confirms that if it has received copies of documents for execution from Bank via any means of electronic delivery (including email), that it has made no changes to such documents and the documents are identical in content to the version dispatched by Bank to Customer.

15)	This Agreement shall be deemed accepted by Bank in South Bend, Indiana, by the Bank’s act of funding the first loan made under this Agreement.

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Executed by Customer on April 13 , 2020.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:	/s/ Bryan Merryman
Bryan Merryman, CEO

1st SOURCE BANK

By:	/s/ Nicole Thorson

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